Exhibit 4.1


                          FIFTH SUPPLEMENTAL INDENTURE

        FIFTH SUPPLEMENTAL INDENTURE dated as of December 21, 2004, among ATRIUM COMPANIES, INC., a Delaware corporation (the "Company") , THE GUARANTORS party hereto and U.S. BANK NATIONAL ASSOCIATION (as successor to State Street Bank and Trust Company), a New York banking corporation, as trustee (the "Trustee"), to the Indenture, dated as of May 17, 1999, as amended by the First Supplemental Indenture, dated as of October 25, 2000, as further amended by the Second Supplemental Indenture, dated as of January 24, 2003, as further amended by the Third Supplemental Indenture, dated as of November 18, 2003, and as further amended by the Fourth Supplemental Indenture, dated as of April 6, 2004 (collectively, the "Indenture"), among the Company, the guarantors party thereto and the Trustee. Capitalized terms used in this Fifth Supplemental Indenture (the "Supplemental Indenture") and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

                                   WITNESSETH:

        WHEREAS, the Company and the Trustee have heretofore executed and delivered the Indenture providing for the issuance of 10 1/2% Senior Subordinated Notes due 2009 (the "Notes") of the Company;

        WHEREAS, Section 9.02 of the Indenture provides that the Company, the Guarantors and the Trustee may, with the consent of the Holders of not less than a majority of the aggregate principal amount of the Notes outstanding, amend the Indenture;

        WHEREAS, the Company has offered to purchase for cash all of the outstanding Notes upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated December 7, 2004, as the same may be amended, supplemented or modified (the "Offer");

        WHEREAS, the Company will form a new wholly owned subsidiary ("New Subsidiary 1"), New Subsidiary 1 will then form a new wholly owned subsidiary of New Subsidiary 1 ("New Subsidiary 2"), the Company will distribute (the "Distribution") the capital stock of New Subsidiary 1 to the parent of the Company, Atrium Corporation (the "Parent"), and the Company will subsequently merge with and into New Subsidiary 2, with the Company being the surviving entity in such merger (the "Merger"), certain of which transactions require the amendment and/or waiver of various provisions of the Indenture;

        WHEREAS, the Company intends to enter into a new credit facility (the "New Credit Facility") and to repay in full all borrowings under its existing credit facility, and


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New Subsidiary 1 intends to issue senior discount notes and contribute the net proceeds therefrom to the Company (these transactions, together with the Distribution, the Merger and the Offer, are collectively referred to as the "Refinancing"), certain of which transactions require the amendment and/or waiver of various provisions of the Indenture;

        WHEREAS, the Offer is conditioned upon, among other things, the waivers (the "Waivers") of certain provisions of the Indenture and the proposed amendments (the "Proposed Amendments") to the Indenture set forth herein having been approved by not less than a majority of the aggregate principal amount of the Notes outstanding, with the effectiveness of such Waivers and Proposed Amendments with respect to the Indenture and the Notes being subject to the initial acceptance for payment by the Company pursuant to the Offer of Notes representing at least a majority in aggregate principal amount of the outstanding Notes (the "Initial Acceptance");

        WHEREAS, the Company has received and delivered to the Trustee the requisite consents to effect the Waivers and the Proposed Amendments under the Indenture and the Notes;

        WHEREAS, the Company has been authorized by a resolution of its Board of Directors to enter into this Supplemental Indenture; and

        WHEREAS, all other acts and proceedings required by law, by the Indenture and the certificate of incorporation and by-laws of the Company to make this Supplemental Indenture a valid and binding agreement of the Company for the purposes expressed herein, in accordance with its terms, have been duly done and performed;

        NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Notes, the Company, the Guarantors and the Trustee hereby agree as follows:

                                   Article I.

            Waiver of Compliance with Indenture and Events of Default
            ---------------------------------------------------------

        1.1 The Trustee, with the consent of a majority in aggregate principal amount of the outstanding Notes, waives (i) compliance with the provisions of
Article VIII of the Indenture, Section 10.02 of the Indenture, Sections 10.04 through 10.20 of the Indenture, inclusive, Section 10.22 of the Indenture,
Section 10.23 of the Indenture and (ii) any defaults or events of default under Sections 5.01(c) - (k) of the Indenture, in each case arising in connection with the consummation of the transactions contemplated by the Refinancing, including, without limitation:

        (a) the Distribution;


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        (b) the Merger;

        (c) the entry into the New Credit Facility;

        (d) the issuance by New Subsidiary 1 of senior discount notes and the contribution of the net proceeds therefrom to the Company;

        (e) the repayment of all of the Company's outstanding indebtedness under its existing credit facility; and

        (f) any and all actions that are taken by the Company, the Parent, New Subsidiary 1, New Subsidiary 2 or any of the Company's subsidiaries or affiliates in connection with the consummation of the transactions contemplated by the Refinancing.

                                  Article II.

                           Amendments to the Indenture
                           ---------------------------

        2.1 Amendment of Section 4.01(11). Section 4.01(11) of the Indenture is hereby deleted in its entirety and is replaced with the following:
"[intentionally omitted]".

        2.2 Amendment of Sections 5.01(c) - (h). Sections 5.01(c) through 5.01(h) of the Indenture, inclusive, are hereby deleted in their entirety and each such Section is replaced with the following: "[intentionally omitted]".

        2.3 Amendment of Article VIII. Article VIII of the Indenture is hereby deleted in its entirety and is replaced with the following: "[intentionally omitted]".

        2.4 Amendment of Section 10.02. Section 10.02 of the Indenture is hereby deleted in its entirety and is replaced with the following: "[intentionally omitted]".

        2.5 Amendment of Sections 10.04 through 10.20. Sections 10.04 through
10.20 of the Indenture, inclusive, are hereby deleted in their entirety and each such Section is replaced with the following: "[intentionally omitted]".

        2.6 Amendment of Defined Terms. All terms defined in Sections 1.01 and
1.02 of the Indenture and contained in the Articles, Sections and Clauses of the Indenture and the Notes deleted pursuant to Sections 2.1 through 2.5, inclusive, of this Supplemental Indenture, but not otherwise used elsewhere in the Indenture or the Notes, are hereby deleted in their entirety.


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        2.7 Amendment of Section References. All references in the Indenture and the Notes to the Articles, Sections and Clauses of the Indenture and the Notes deleted pursuant to this Article II of this Supplemental Indenture are hereby deleted in their entirety.

                                  Article III.

                                  Effectiveness
                                  -------------

        3.1 Effectiveness of this Supplemental Indenture. This Supplemental Indenture is entered into pursuant to and consistent with Section 9.02 of the Indenture, and nothing herein shall constitute a waiver, amendment, modification or deletion of the Indenture requiring the approval of each Holder of Notes affected thereby pursuant to clauses (a) through (j) of Section 9.02 of the Indenture. Upon the execution of this Supplemental Indenture by the Company, the Guarantors and the Trustee, the Indenture shall be amended and supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes and each Holder shall be bound thereby; provided, however, that (i) the waivers contained in Article I above (such waivers being referred to as the "Waivers") will not become operative, and the terms of the Indenture and defaults and events of default which are the subject of such Waivers will not be waived, in each case, until the Initial Acceptance, and (ii) the provisions of the Indenture referred to in Article II above (such provisions being referred to as the "Amended Provisions") will remain in effect in the form they existed prior to the execution of this Supplemental Indenture, and the amendments, modifications and deletions to the Amended Provisions will not become operative, in each case, until the Initial Acceptance.

                                  Article IV.

                                  Miscellaneous
                                  -------------

        4.1 Continuing Effect of the Indenture. Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Notes outstanding thereunder shall remain in full force and effect.

        4.2 Reference and Effect on the Indenture. On and after the Acceptance, each reference in the Indenture to "the Indenture," "this Indenture," "hereunder," "hereof" or "herein" shall mean and be a reference to the Indenture as supplemented by this Supplemental Indenture, unless the context otherwise requires.

        4.3 Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of this Supplemental Indenture or the Indenture that is required to be included by the Trust


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Indenture Act of 1939, as amended, as in force at the date this Supplemental
Indenture is executed, the provision required by said Act shall control.

        4.4 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

        4.5 Separability. In case any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        4.6 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

        4.7 Trustee. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.



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                                                                     Exhibit 4.2




        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.


                                ATRIUM COMPANIES, INC.

                                By______________________________________________
                                  Name:  Jeff L. Hull
                                  Title:  President and Chief Executive Officer


                                U.S. BANK NATIONAL ASSOCIATION, as Trustee

                                By______________________________________________
                                  Name:
                                  Title:



                                GUARANTORS:


                                ATRIUM DOOR AND WINDOW COMPANY - WEST COAST

                                By______________________________________________
                                  Name:  Jeff L. Hull
                                  Title:  President and Chief Executive Officer


                                ATRIUM DOOR AND WINDOW COMPANY OF ARIZONA

                                By______________________________________________
                                  Name:  Jeff L. Hull
                                   Title:  President and Chief Executive Officer




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                                ATRIUM DOOR AND WINDOW COMPANY OF THE NORTHWEST

                                By______________________________________________
                                  Name:  Jeff L. Hull
                                  Title:  President and Chief Executive Officer


                                ATRIUM DOOR AND WINDOW COMPANY OF THE NORTHEAST

                                By______________________________________________
                                  Name:  Jeff L. Hull
                                   Title: President and Chief Executive Officer


                                ATRIUM DOOR AND WINDOW COMPANY OF THE ROCKIES

                                By______________________________________________
                                  Name:  Jeff L. Hull
                                  Title:  President and Chief Executive Officer


                                R.G. DARBY COMPANY, INC.

                                By______________________________________________
                                  Name:  Jeff L. Hull
                                  Title:  President and Chief Executive Officer


                                ATRIUM SHUTTERS, INC.

                                By______________________________________________
                                  Name:  Jeff L. Hull
                                   Title: President and Chief Executive Officer



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                                TOTAL TRIM, INC.

                                By______________________________________________
                                  Name:  Jeff L. Hull
                                  Title:  President and Chief Executive Officer


                                ATRIUM VINYL, INC.

                                By______________________________________________
                                  Name:  Jeff L. Hull
                                  Title:  President and Chief Executive Officer


                                THERMAL INDUSTRIES, INC.

                                By______________________________________________
                                  Name:  Jeff L. Hull
                                  Title:  President and Chief Executive Officer


                                ATRIUM EXTRUSION SYSTEMS, INC.

                                By______________________________________________
                                  Name:  Jeff L. Hull
                                  Title:  President and Chief Executive Officer


                                MD CASTING, INC.

                                By______________________________________________
                                  Name:  Jeff L. Hull
                                  Title:  President and Chief Executive Officer




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                                ALUMINUM SCREEN MANUFACTURERS, INC.

                                By______________________________________________
                                  Name:  Jeff L. Hull
                                  Title:  President and Chief Executive Officer


                                SUPERIOR ENGINEERED PRODUCTS CORPORATION

                                By______________________________________________
                                  Name:  Jeff L. Hull
                                  Title:  President and Chief Executive Officer